Lexaria’s ViPovaTM Tea Available Soon at Amazon.com

Kelowna, BC / April 8, 2015 / Lexaria, Corp. (OTCQB:LXRP) (CSE:LXX) (the “Company”) is very pleased to announce that ViPovaTM tea will soon be available for sale at Amazon.com and other online retailers.

“We expect to have ViPova tea available for sale at the world’s largest online superstore.” said Lexaria CEO Chris Bunka. “We know we need to make our products more widely available and we couldn’t be more proud than to start at the top, with the world’s best online retailer.”

Small businesses like ViPova, world-class retail brands, and individual sellers increase their sales and reach new customers by leveraging the power of the Amazon.com e-commerce platform. Amazon.com strives to be Earth’s most customer-centric company and serves consumers through a focus on vast selection, price, and convenience. At peak times, Amazon USA sells as many as 426 items per second, or 36.8 million items in a single day. Some reports have indicated that 80-90 million Americans shop at Amazon.com every month. During 2014, Amazon.com reported full year revenue of approx. $88.9 Billion.

Although not available at Amazon today, Lexaria believes it is important to provide disclosure regarding this important pending development as it would mark a potentially significant new sales channel, and availability at Amazon.com should be imminent. Lexaria continues to open sales channels for its ViPovaTM brand, making progress consistently as to the number of online locations where consumers can access our premium products. These efforts are ongoing and beginning to be productive.

As well, Lexaria has awarded an initial 6-month Search Engine Optimization (SEO) contract designed to increase the visibility of its online brands and support its online retailers and sellers. This SEO contract has already commenced and is expected to provide steadily improved visibility in the months to come, and will be part of our growing efforts to build brand recognition and interest in our products.

Vipovatm encourages other retailers, either online or brick-and-mortar, that wish to carry our ground-breaking products to contact us by email at customerservice@vipova.com for distribution information.

About Lexaria
Lexaria's shares are quoted in the USA with symbol LXRP and in Canada with symbol LXX. The company searches for opportunities that could provide potential above-market returns. www.lexarienergy.com

About ViPovaTM
ViPovaTM uses only legal CBD oil extracts, grown from legal hemp in locations where it is legal to do so, in ViPovaTM-branded tea. ViPovaTM uses its patent-pending process to infuse concentrated amounts of CBD within lipids in its tea, providing more bioactivity and comfort to the body during the absorption process. Only ViPovaTM has this ground-breaking technology for CBD/lipid infusion. www.vipova.com

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Corp.
Chris Bunka
Chairman & CEO
(250) 765-6424

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Access to capital, or lack thereof, is a major risk and there is no assurance that the Company will be able to raise required working capital. Current oil and gas production rates may not be sustainable and targeted production rates may not occur. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition and other factors which may be identified from time to time in the Company's public announcements and filings. There is no assurance that the medical marijuana, CBD sector, or alternative health businesses will provide any benefit to Lexaria, or that the Company will experience any growth through participation in these sectors. There is no assurance that existing capital is sufficient for the Company's needs or that it will need to attempt to raise additional capital. There is no assurance that any planned corporate activity, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any cannabinoid-based product will promote, assist, or maintain any beneficial human health conditions whatsoever. No statement herein has been evaluated by the Food and Drug Administration (FDA). ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.